Exhibit 99.2

For Immediate Release
Contact: Gary J. Fuges, CFA ValueClick, Inc. 818-575-4677

VALUECLICK REPORTS SECOND QUARTER 2004 RESULTS

WESTLAKE VILLAGE, CA – August 3, 2004 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of media, technology and services across all major interactive marketing channels, today reported financial results for the second quarter ended June 30, 2004.

For the quarter ended June 30, 2004, ValueClick reported revenue of $34.6 million, which was an increase of $14.5 million, or 72 percent, from revenue of $20.1 million for the second quarter of 2003. Second quarter 2004 results include a full quarter of operations from Search123, Commission Junction and Hi-Speed Media, acquired in late May 2003, early December 2003 and late December 2003, respectively. Second quarter 2003 results include one month of operations from Search123, acquired in late May 2003, and a full quarter of operation from ValueClick Japan, which was sold on March 26, 2004.

Second quarter 2004 income before taxes and minority interest was $6.7 million compared to $1.6 million for the second quarter of 2003. Net income for the second quarter of 2004 was $5.5 million, or $0.07 per diluted common share, compared to net income of $1.3 million, or $0.02 per diluted common share, for the second quarter of 2003. Second quarter 2004 net income before interest, taxes, depreciation, and amortization (EBITDA(1)) was $8.3 million compared to $2.5 million for the second quarter of 2003.

The June 30, 2004 consolidated balance sheet remained strong with $239.3 million in cash, cash equivalents and marketable securities, $231.0 million in working capital and $301.9 million in total stockholders’ equity. Cash provided by operations for the second quarter of 2004 was approximately $8.2 million, and as of June 30, 2004 the cash, cash equivalents and marketable securities balance represented $2.99 per outstanding common share.

2004 Guidance

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

Based on its outlook for the remainder of the year, ValueClick is confirming its fiscal year 2004 guidance. ValueClick continues to anticipate fiscal year 2004 revenue in the range of $147 million to $150 million, an approximate 60 percent increase in revenue from fiscal year 2003. Excluding the $8.0 million one-time gain related to the March 2004 sale of ValueClick Japan, the Company expects diluted net income per share in the range of $0.26 to $0.29, and EBITDA in the range of $38.0 million to $40.0 million for fiscal year 2004.

For the third quarter of 2004, ValueClick anticipates revenue in the range of $36 million to $37 million, an approximate 60 percent increase in revenue from the third quarter of 2003. The Company expects diluted net income per share of approximately $0.06 in the third quarter of 2004. EBITDA for the third quarter of 2004 is expected to be in the range of $8.0 million to $9.0 million.

“We generated year-over-year organic revenue growth of 30 percent this quarter, but we are not satisfied with our results,” said James Zarley, chairman and chief executive officer of ValueClick. “Given the positive trends in online branded and performance-based advertising, the breadth of our offerings and the focus of our management team, we are confident in our ability to execute to meet our fiscal year 2004 growth and profitability objectives.”

(1) Please see the attached schedule entitled “Reconciliation of Net Income to EBITDA” for a reconciliation of EBITDA to net income, and a discussion of why the Company believes EBITDA is a useful non-GAAP financial measure to investors and how management uses EBITDA.

Second Quarter 2004 Conference Call Today

James Zarley, chairman and chief executive officer, and Sam Paisley, chief financial officer, will present an overview of the results and other factors affecting financial performance for the quarter during a webcast on August 3, 2004 at 1:30PM PT.  Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. An archive of the webcast will be available in the Investor Relations section of the Company’s website for seven days after the call. An archived audio replay will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic and (719) 457-0820for international callers. The passcode is 562768.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our three business units:

•                                          ValueClick Media (http://media.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing, and Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

•                                          Commission Junction(www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing, optimized advertising and search marketing to drive measurable results for its clients.

•                                          Mediaplex(www.mediaplex.com) provides technology and services that help advertisers, agencies and Web site publishers manage their online advertising and permission-based email campaigns. In addition, the AdWare Systems subsidiary (www.adwaresystems.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 15, 2004, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three-month Period Ended June 30,
	2004	2003
	(note 1) (Unaudited)

Revenue	$34,606	$20,086
Cost of revenue	11,416	6,947
Gross profit	23,190	13,139
Operating expenses:
Sales and marketing	7,198	4,931
General and administrative	5,931	4,634
Product development	4,168	2,497
Stock-based compensation	174	97
Amortization of intangible assets	864	342
Restructuring reserve reversal	(1,003)	—
Total operating expenses	17,332	12,501
Income from operations	5,858	638
Interest income, net	843	934
Income before taxes and minority interest	6,701	1,572
Provision for income taxes	1,187	233
Income before minority interest	5,514	1,339
Minority share of income of consolidated subsidiary	—	(55)
Net income	$5,514	$1,284

Basic net income per share	$0.07	$0.02

Weighted-average shares used in computing basic net income per share	79,459	73,881

Diluted net income per share	$0.07	$0.02

Weighted-average shares used in computing diluted net income per share	83,816	77,226

Note (1)  - The condensed consolidated statements of operations include the results of Search123, Commission Junction and Hi-Speed Media from the dates of acquisition (May 30, 2003, December 7, 2003 and December 18, 2003, respectively) in accordance with the purchase method of accounting.  The three-month period ended June 30, 2004 excludes the results of ValueClick Japan, which was sold on March 26, 2004. Had these transactions been completed as of January 1, 2003, on an unaudited pro forma GAAP basis, revenues would have been $26.6 million and the net income would have been $1.1 million, or $0.01 per fully diluted share for the three-month period ended June 30, 2003.

These unaudited pro forma GAAP results are for information purposes only and not necessarily indicative of what the actual results would have been had the acquisitions occurred on January 1, 2003, and are not necessarily indicative of future results.

	Six-month Period Ended June 30,
	2004	2003
	(note 1) (Unaudited)

Revenue	$71,315	$39,549
Cost of revenue	22,545	13,448
Gross profit	48,770	26,101
Operating expenses:
Sales and marketing	14,643	9,909
General and administrative	12,582	9,086
Product development	8,244	5,069
Stock-based compensation	412	194
Amortization of intangible assets	1,728	654
Restructuring reserve reversal	(1,003)	—
Total operating expenses	36,606	24,912
Income from operations	12,164	1,189
Interest income, net	1,539	1,973
Gain on sale of equity interest in Japan subsidiary	8,007	—
Income before taxes and minority interest	21,710	3,162
Provision for income taxes	2,878	618
Income before minority interest	18,832	2,544
Minority share of loss (income) of consolidated subsidiary	130	(74)
Net income	$18,962	$2,470

Basic net income per share	$0.24	$0.03

Weighted-average shares used in computing basic net income per share	78,935	73,727

Diluted net income per share	$0.23	$0.03

Weighted-average shares used in computing diluted net income per share	83,566	76,520

Note (1)  - The condensed consolidated statements of operations include the results of Search123, Commission Junction and Hi-Speed Media from the dates of acquisition (May 30, 2003, December 7, 2003 and December 18, 2003, respectively) in accordance with the purchase method of accounting.  The six-month periods of June 30, 2003 and 2004 include the results of ValueClick Japan, which was sold on March 26, 2004. Had these transactions been completed as of January 1, 2003, on an unaudited pro forma GAAP basis revenues would have been $69.5 million and $52.2 million, and the net income would have been $19.1 million, or $0.23 per fully diluted share, and $2.0 million, or $0.03 per fully diluted share, for the six-month periods ended June 30, 2004 and 2003, respectively.

These unaudited pro forma GAAP results are for information purposes only and not necessarily indicative of what the actual results would have been had the acquisitions occurred on January 1, 2003, and are not necessarily indicative of future results.

VALUECLICK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$239,272	$220,120
Accounts receivable, net	20,031	21,942
Other current assets	3,653	3,654
Total current assets	262,956	245,716
Property and equipment, net	9,681	10,559
Intangible assets, net	14,246	15,974
Goodwill	49,625	49,375
Other assets	1,436	1,475
TOTAL ASSETS	$337,944	$323,099

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$31,933	$31,907

Non-current liabilities	4,116	5,676
Minority interest in consolidated subsidiary	—	11,309

Total stockholders’ equity	301,895	274,207
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$337,944	$323,099

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six-month Period Ended June 30,
	2004	2003
	(Unaudited)
Cash Flows from operating activities:
Net income	$18,962	$2,470
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,822	3,493
Tax benefit from stock option exercises	3,032	—
Provision for bad debts	370	599
Stock-based compensation	412	194
Minority share of (loss) income of consolidated subsidiary	(130)	74
Provision for deferred income taxes	(380)	27
Non-cash restructuring reversal	(1,003)	—
Gain on sale of equity interest in Japan subsidiary	(8,007)	—
Changes in operating assets and liabilities	410	(281)
Net cash provided by operating activities	18,488	6,576

Net cash (used in) provided by investing activities	(35,911)	6,541

Net cash provided by (used in) financing activities	5,779	(9,382)
Effect of currency translations	693	(298)
Net (decrease) increase in cash and cash equivalents	(10,951)	3,437

Cash and cash equivalents, beginning of period	36,642	27,066
Cash and cash equivalents, end of period	$25,691	$30,503

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (note 1)
(Unaudited, in thousands)

	Three-month Period Ended June 30,
	2004	2003

Net income	$5,514	$1,284
Less interest income, net	(843)	(934)
Plus provision for income taxes	1,187	233
Plus amortization of intangible assets	864	342
Plus depreciation and leasehold amortization	1,530	1,582
EBITDA	$8,252	$2,507

	Six-month Period Ended June 30,
	2004	2003
	(note 2)

Net income	$18,962	$2,470
Less interest income, net	(1,539)	(1,973)
Plus provision for income taxes	2,878	618
Plus amortization of intangible assets	1,728	654
Plus depreciation and leasehold amortization	3,094	2,839
EBITDA	$25,123	$4,608

Note (1) - Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in this press release is a non-GAAP financial measure which represents net income excluding the effects of interest, income taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note (2) - EBITDA would have been $17,116 after excluding the non-recurring gain on the sale of the Company’s interest in ValueClick Japan.